EXHIBIT 10.2

Portions hereof identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

MASTER SERVICE AGREEMENT

THIS MASTER SERVICE AGREEMENT (“Agreement”) is made effective as of as of 28th day of February, 2014, by and between Logistica U.S. Terminals, LLC (“LOGISTICA”), with its principal office at 8700 Old Highway 48, Brownsville, Texas 78521 and El Capitan Precious Metals, Inc. (“ECPN”), with its principal office at 8390 Via de Ventura, Suite F-110, Scottsdale, Arizona 85258-3189.

RECITALS

WHEREAS, ECPN is entering into a contract to sell iron ore to GLENCORE INTERNATIONAL AG (“Glencore”) from its El Capitan mine in Lincoln County, New Mexico (“El Capitan”) and Glencore has agreed to pay for such iron ore via Documentary Letter of Credit (“DLC”) allowing partial shipments; and

WHEREAS, ECPN and Glencore are simultaneous herewith entering into agreement for the sale of iron ore from ECPN’s El Capitan mine (the “Purchase Contract”); and

WHEREAS, ECPN wishes LOGISTICA to provide a turnkey solutions for (i) funding the DLC payable to ECPN under the Purchase Contract; and (ii) providing the Logistics, as that term is defined below, required to fulfill the Purchase Contract for shipment of iron ore from the El Capitan mine site to vessel loading at the exporting ports, all as further described herein; and

WHEREAS, ECPN wishes LOGISTICA to provide a turnkey solution for mining, crushing and processing of iron ore at the El Capitan mine site, all as further described in the Iron Ore Processing Agreement attached as Appendix A hereto and executed by the parties simultaneous with the execution of this Agreement; and

WHEREAS, LOGISTICA has agreed to provide the above-referenced turnkey solutions to ECPN.

NOW THEREFORE, LOGISTICA and ECPN hereby enter into this Agreement, the terms and conditions of which are set forth below, in furtherance of the contracts and desired objectives set forth above, to wit:

1.	FUNDING TRANSACTIONS
1.1	Operating Account; Establishment and Purpose

(a)          ECPN agrees to obtain a DLC with partial shipments option from Glencore that: (i) conforms with the Purchase Contract; and (ii) meets all characteristics required by LOGISTICA and LOGISTICA‘s monetization lending firm.

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(b)          The terms of the DLC and the Purchase Contract require that DLC payments for the iron ore be made directly to an ECPN bank account (the “Operating Account”). The parties agree that ECPN should become a banking customer of, and establish a bank account at, a bank designated by LOGISTICA and acceptable to the issuer of the Glencore DLC. As a customer of the bank, ECPN will request the bank to act as the advising bank for the DLC and the DLC payment following each shipment shall be credited to the bank account designated “El Capitan Precious Metals, Inc.” as the account of the seller under the DLC terms.

(c)          LOGISTICA shall assist in establishing ECPN’s account (the “Operating Account”) with a bank designated by LOGISTICA (the “Bank”). As ECPN is the Bank customer, the CEO of ECPN, Charles C. Mottley, shall be a signatory on the Operating Account. ECPN shall provide a specific power of attorney, in the form attached as Appendix B hereto, to a designated officer of LOGISTICA to empower such person to serve as the primary signatory on the Operating Account.

(d)          The Operating Account shall receive all funds from credit lines, transfers, advances, security deposits, monetization funding and DLC payments. Funds from the Operating Account shall pay all disbursements referenced in this Agreement, including the payments for the iron ore. The signatory designated by LOGISTICA shall be responsible for making the disbursements from the Operating account as described herein.

(e)          ECPN and LOGISTICA shall be authorized to view account information online at any time for the Operating Account and shall receive duplicate statements for the Operating Account. Similarly, ECPN shall have access to account balance and other information related to the Credit Line, online if available, and shall also receive duplicate statements.

1.2	Credit Line Advances and Disbursements

(a)          Simultaneous with the opening of the Operating Account, LOGISTICA shall use its best efforts and due diligence to establish an initial credit line capable of funding all the costs associated with:

(i)          the per ton cost for ore processing, as agreed by the parties, including mining and stockpiling, crushing, screening, sorting and site supervision (“Processing”); and

(ii)          trucks and rail cars, weighing, quality sample analysis, product testing, trucking and rail transportation from the mine to the assigned US or Mexican sea port, mining, crushing, and processing, inland transloading, terminals, handling, rail car leasing, demurrage and storage maneuvers, storage at the sea port, bill of lading documentation, logistical services and supply chain management of all the operation (“Logistics”) and any other or additional cost associated to comply the terms in the Purchase Contract including insurance and bonds (“Related Costs”).

(b)          Upon the opening and funding of the Operating Account, LOGISTICA shall disburse, as may be needed, all the costs for all services as may be required or contemplated under the Purchase Contract including, but not limited to, all amounts referenced in Section 1.2(a).

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(c)          This Agreement is expressly conditioned upon LOGISTICA’s capability of obtaining said line of credit at a fee/cost mutually acceptable to both LOGISTICA and ECPN; should LOGISTICA not be able obtain such a line of credit, both parties hereto agree to work together with Glencore and/or other reasonably accessible financing resources in an attempt to secure mutually acceptable funding to carry out this Agreement. This Agreement is further conditioned upon ECPN obtaining a DLC satisfactory to it, to LOGISTICA and to LOGISTICA’s monetization lender(s). In the event that the credit line is not met in a reasonable period of time, or a DLC satisfactory to the parties is not secured, both parties hereto agree that this Agreement is null and void without fault or damages to either party.

2.	REPAYMENT OF CREDIT LINE ADVANCES AND OTHER DISTRIBUTIONS
2.1	Reimbursement of Credit Line Advances to LOGISTICA

Upon the processing and funding of the Glencore DLC, and the crediting of such funds to the Operating Account as described in Section 1.1(b), the LOGISTICA-designated signatory shall reimburse LOGISTICA for credit line funds it has advanced to the Operating Account (the “Credit Line Advances”). Reimbursement of Credit Line Advances (i) shall be a prioritized payment; (ii) shall be tendered before any other distribution from the Operating Account; and (iii) shall bear no interest.

2.2	Other Distributions

(a)          In consideration of the funding and Logistics services provided by LOGISTICA to ECPN under this Agreement, ECPN agrees to compensate LOGISTICA with a payment of [***] percent ([***]%) of the ECPN Profit when and as every such payment is actually made from the Operating Account. The ECPN Profit, including the [***]% thereof allocated to LOGISTICA, shall be distributed to ECPN and LOGISTICA upon each DLC funding to the Operating Account, subject to disbursements required prior to the Profit distribution as described in Section 2.2(b) below.

(b)          The term “Profit” as used herein shall mean the amount of money remaining in the Operating Account following the payment of funds by LOGISTICA’s signatory for:

(i)      Reimbursement to LOGISTICA for Credit Line Advances;

(ii)     Payment of Logistics and Related Costs;

(iii)    Payment of Processing costs; and

(iv)    Retention of funds, in an amount determined by ECPN and LOGISTICA, to remain in the Operating Account as a reserve for future contingencies.

The amount of funds otherwise remaining in the Operating Account and available for distribution after the foregoing payments and reserves shall be deemed the ECPN Profit, allocable [***]% to ECPN and [***]% to LOGISTICA. Subject to the payments/reserves described in Section 2.2(c), LOGISTICA’s designated signatory agrees to pay the Profit upon the crediting to the Operating Account of funds resulting from the processing and payment of each Glencore DLC.

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(c)          In entering into this Agreement, ECPN is relying on LOGISTICA’s estimated assessment of pricing, its Operational and Logistical costs, and LOGISTICA maximizing the Profits of the operations, to the extent reasonable and feasible. If the international price or Glencore’s price of iron ore decreases or increases from the Purchase Contract rate, the minimum profit should vary in the same proportion. ECPN understands and accepts that LOGISTICA’s assessment of potential profit is subject to many factors including, but not limited to, market fluctuations, obtainable and sustainable logistical costs and timely performance by all supply chain subcontractors; therefore, said estimate of profit is not a guarantee, warranty or contract of actual performance or a minimum or “floor” profit to ECPN.

(d)          LOGISTICA requires from ECPN an adequate guaranty in the event Iron Index Prices drop below those in place at the inception of the Purchase Contract. ECPN will provide LOGISTICA with a greater percentage of profit [as defined in Section 2.2(b)], commensurate with and equivalent to LOGISTICA’s loss of profit share in the event of any Iron Index Price reduction of greater than [***]%.

(e)          All payments and disbursements to ECPN and LOGISTICA, whether reimbursements or distributions, shall be made by bank wire transfer to the bank accounts specified in the bank wire transfer instructions attached hereto as Appendix C and Appendix D. Such accounts may be updated in writing to LOGISTICA’s designated signatory.

2.3	Contingent Funding of Operating Account

LOGISTICA’s establishment of the Credit Line referenced in Section 1.2(a) is intended to be sufficient to cover the recurring costs described in Sections 1.2(a)(i) and 1.2(a)(ii). In the event the Index price of iron ore and amounts payable to ECPN decrease pursuant to the terms of the Purchase Contract, and such decreases result in a deficit in the Operating Account instead of a Profit, then ECPN shall fund the Operating Account with its profits from its precious metals processing and refining operation, to the extent of profits available to it or will otherwise arrange for funding to cover such deficit. The funding, if applicable, shall occur following each DLC funding into the Operating Account.

2.4	Loss Prevention

It is acknowledged by ECPN that, in undertaking the activities, and the resulting expenditures, for compliance with the requirements of this Agreement, LOGISTICA will expend large amounts of capital. As such, ECPN shall keep LOGISTICA closely informed of any potential sales of its mine site property or any other matter that could affect the investment of LOGISTICA in the project contemplated by this Agreement. In the case of a sale of the mine site property by ECPN, ECPN shall insure that (i) the agreements involved in this project are properly assumed by the purchaser; or (ii) LOGISTICA shall be paid a liquidated sum of $[***] ([***]) U.S. Dollars as reimbursement for its capital expenses and logistical infrastructure implementation costs, such sum coming out of the mine sale proceeds. ECPN and LOGISTICA shall fully cooperate with one another to accomplish such loss prevention.

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3.	LOGISTICS

(a)        LOGISTICA shall supply within its operational responsibilities supply chain management and supervision of all logistics providers and operations from the mine to the vessel loading at the port. The Logistics will be provided at LOGISTICA’s preferred pricing.

(b)          LOGISTICA shall use its best efforts to assure that the Credit Line Advance to the Operating Account will at all times be in an amount sufficient to pay the Logistics. In fulfillment of its responsibility to provide Logistics, the LOGISTICA-designated signatory shall pay all Logistics invoices from the Operating Account as may be needed in furtherance of the Purchase Contract.

(c)          At the time of vessel loading at the departure port, LOGISTICA shall assemble all documents necessary for DLC processing and, when assembled, deliver to the Bank a full set of original payment documents and required copies, in accordance with the terms of the Purchase Contract

(d)          ECPN hereby agrees that LOGISTICA shall serve as its exclusive agent for logistics, including but not limited to, ore transfer services at inland terminals and sea ports, handling, trucking, rail and sea transportation and/or subcontracting third parties to provide such logistical services, the purpose of which is to move iron ore from the El Capitan mine site to Glencore’s designated exporting port or final destinations.

4.	INDEMNITY AND DAMAGES

(a)          ECPN is relying upon LOGISTICA to provide the necessary logistical services to load, transport and deliver, from mine to port, bulk iron ore product in performance of the Purchase Contract with Glencore. LOGISTICA is relying upon ECPN to provide operating permits, environmental permits, mining permits, land and mineral rights and a Purchase Contract. Therefore in justifiable, detrimental reliance upon the fulfillment of these respective obligations to each other, LOGISTICA and ECPN hereby expressly agree to mutually indemnify, defend and hold each other harmless with respect to any claim, lawsuit or other adverse action by Glencore or a third party which relates to the services and/or products to be provided by them under this Agreement. Any attorney selected by either party to defend the other must be reasonably satisfactory to the other. IN NO EVENT SHALL EITHER PARTY BE LIABLE OR OBLIGATED IN ANY MANNER FOR ANY SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF ANY SUCH DAMAGES IN ADVANCE.

(b)          ECPN expressly acknowledges that LOGISTICA’s performance under this Master Service Agreement and the appended Iron Ore Processing Agreement is dependent upon the diligent, competent and timely performance of numerous independent subcontractors (including, but not limited to, iron ore tailing processors, trucking operators, railways, product quality control inspectors, shipping agents and facilities, etc.) in the mining, processing, shipping and delivery supply/logistics chain, accordingly, ECPN RELEASES LOGISTICA AND HOLDS IT HARMLESS OF AND FROM ANY CLAIM FOR INDEMNITY OR DAMAGE, OF WHATEVER NATURE, ARISING FROM OR ATTRIBUTABLE TO THE ACTS, OMISSIONS, NEGLIGENCE OR FAILURES OF ANY SUBCONTRACTOR OR VENDOR PROVIDING SERVICES UNDER, OR REQUIRED/CONTEMPLATED UNDER, THIS AGREEMENT. Logistica agrees, to the extent economically feasible and reasonably available, to require that subcontractors and vendors providing services under this Agreement have in force and effect insurance and/or bonding to cover claims against LOGISTICA and/or ECPN for acts, omissions, negligence or failures attributable to said subcontractors and vendors.

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5.	DISPUTES
5.1	Mediation

The parties agree to negotiate in good faith to resolve any disputes, disagreements, questions, claims, or similar matters in regard to this Agreement or any matter in regard to the relationship between the parties. If such matters cannot be resolved by negotiations between the parties, the parties agree to attempt to mediate any dispute arising between them by engaging an attorney, acceptable to both parties, who specializes in contract mediation. The parties shall bear their own costs and share the cost of the mediator. If mediation does not resolve the dispute, then either party may seek relief in a court of competent jurisdiction. No party shall be precluded, however, from seeking injunctive relief to maintain the status quo or prevent irreparable harm.

6.	EFFECTIVE DATE; TERMINATION; SURVIVAL

(a)          This Agreement shall continue indefinitely from the effective date set forth above (the “Effective Date”).

(b)          Either party may terminate this Agreement upon giving written notice to the other party of a breach of its obligations under this Agreement, if a cure of such breach is not completed within sixty (60) days after receipt of written notice.

(c)          The provisions of this Agreement that contemplate performance after the execution of this Agreement and the obligations of the Parties not fully performed at the execution of this Agreement shall survive the execution of this Agreement until fully performed or excused.

7.	OTHER PROVISIONS

(a)          ECPN hereby appoints LOGISTICA as its exclusive agent for iron processing and logistics, ore transfer services at inland terminals and sea ports, handling, trucking, rail transportation, and as freight provider with its own equipment and resources and/or subcontracting third parties, all with respect to the transport of iron ore from the El Capitan mine site in Lincoln County, NM to the exporting port or final destinations designated by a ECPN buyer.

(b)          Each party to this transaction has conducted due diligence as to the other’s ability to perform hereunder as well as the projected price points for product, logistical costs, anticipated profits and similar material matters. No warranties, express or implied, are created by such due diligence.

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(c)          The parties are, with respect to their involvement in this Agreement, independent contractors and separate legal entities; no partnership, joint venture or other arrangement is established or contemplated by this Agreement.

(d)          No amendment, modification, or supplement of this Agreement shall be valid or binding upon any party unless in writing and duly executed by an authorized officer of each party. This Agreement constitutes the complete, final and exclusive understanding and contract between the parties.

(e)          The obligations under this Agreement are not assignable absent written agreement of the parties and there are no intended third party beneficiaries to this Agreement unless both parties agree to in writing.

(f)          This Agreement is binding upon and inures to the benefit of the parties and their respective successors and permitted assigns, including, without limitation, any person or entity that purchases all or substantially all of the assets, stock or ownership interests, however denominated, of either party. If any provision of this Agreement is held invalid for any reason, the remaining provisions of this Agreement shall remain valid and enforceable and the parties shall substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

(g)          The failure of either party to require performance of any provision of this Agreement shall not affect the right to require such performance at a subsequent time. The waiver by either party of a breach of any provision hereof shall not be taken as a waiver of the provision itself. This Agreement shall not be amended or limited by any course of performance or course of dealing.

(h)          This Agreement, which includes any exhibits hereto, constitutes the entire agreement of the parties, superseding all prior written or oral agreements or understandings between the parties with respect to the subject matter hereof. Each party acknowledges that no representation or statement, and no understanding or agreement, has been made, or exists that is not provided for in this Agreement, and that in entering into this Agreement neither party has relied on anything done or said or on any presumption in fact or in law (a) with respect to this Agreement, or to the duration, termination, or renewal of this Agreement, or with respect to the relationship between the parties, other than as expressly set forth in this Agreement; or (b) that in any way tends to change or modify the terms, or any of them, of this Agreement or to prevent this Agreement becoming effective; or (c) that in any way affects or relates to the subject matter hereof. The parties also acknowledge that the terms and conditions of this Agreement, and each of them, are reasonable and fair and equitable.

(i)          This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures or scanned signatures in PDF format shall, for all purposes, be treated as originals.

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(j)          All notices, communications and deliveries under this Agreement must be made in writing, sent by certified mail, return receipt requested, or by e-mail, and will be given and made to the respective parties at their respective principal office addresses. Either party may change the address for notice under this paragraph by sending notice, compliant with this paragraph, describing any change in address.

(k)          The parties acknowledges that they may during the term of this Agreement or in the discharge of their obligations hereunder exchange with one another certain non-public confidential or proprietary information, whether disclosed to or accessed by either party, whether oral or in written, electronic, or other form or media, including without limitation: (i) all information concerning past, present, and future business affairs, including customer information, finances, supplier information, products, services, and business, marketing, development, sales, and other commercial strategies; (ii) unpatented inventions, ideas, methods, discoveries, trade secrets, know-how, and other confidential intellectual property; (iii) all designs, specifications, documentation, components, source code, object code, images, screen shots, schematics, drawings, protocols. processes, and other visual depictions, in whole or in part, of any of the foregoing; (iv) product information, database structure, processes, techniques, know-how, designs, plans, software (in source or object code), and any other technical, business, financial, or customer information; and (v) any third-party confidential information included with, or incorporated in, any information provided by or to either party. The parties shall hold such information in strict confidence, using such information only as necessary to accomplish their respective obligations under this Agreement and for no other purpose, and shall use the same care and discretion as they use with their own confidential information, but no less than reasonable care, to avoid disclosure, publication, or dissemination.

AGREED TO, APPROVED and EXECUTED as of the date first above written by:

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ Charles C. Mottley
Charles C. Mottley, CEO and President

LOGISTICA U.S. TERMINALS, LLC

By:	/s/ Evaristo Perez
Evaristo Perez, Vice President

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APPENDIX A

IRON ORE PROCESSING AGREEMENT

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Portions hereof identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

IRON ORE PROCESSING AGREEMENT

THIS IRON ORE PROCESSING AGREEMENT (“Agreement”) is made effective as of 28th day of February, 2014, by and between Logistica U.S. Terminals, LLC (“LOGISTICA”), with its principal office at 8700 Old Highway 48, Brownsville, Texas 78521 and El Capitan Precious Metals, Inc. (“ECPN”), with its principal office at 8390 Via de Ventura, Suite F-110, Scottsdale, Arizona 85258- 3189.

RECITALS

WHEREAS, ECPN is entering into a contract (the “Purchase Contract”) to sell a minim urn of [***] dry metric tons of iron ore per month from its El Capitan mine in Lincoln County, New Mexico (the “Mine”) to GLENCORE INTERNATJONAL AG (“Glencore” or the “Buyer”);

WHEREAS, LOGTSTICA has agreed to provide turnkey iron ore processing and related services (the “Services”) to ECPN on the terms and conditions described herein for the purposes of fulfilling ECPN’s obligations under the Purchase Contract; and

NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.	SERVICES
1.1	Ore Processing Services; Equipment

LOGISTICA shall deliver iron ore processing equipment, including crushers, screeners and magnetic separators, to the El Capitan mine in New Mexico and, in exchange for the compensation set forth in this Agreement, shall process to contract specification, stockpile and load for delivery iron ore that ECPN is to provide monthly under the Purchase Contract. LOGISTICA agrees to use its best efforts to process and deliver as much iron ore as may be reasonably practicable during the term of the Purchase Contract; said best efforts shall target, but cannot guarantee, processing of the minimum required quantity of iron ore product deliverable under the Purchase Contract, or more, if reasonably practicable under accepted industry standards applicable to the mine and equipment. Further, it is understood that LOGISTICA’s ability to process and deliver product consistent with the quantities provided for in the Purchase Contract shall be further conditioned upon the timely and competent performance of subcontractors charged with processing tailings as well as the mine’s quantity and quality of iron ore product. In addition, LOGISTICA shall load into containers and transport certain quantities of tailings from the processed head ore at the El Capitan mine, as mutually agreed between ECPN and LOGISTICA, after consultation with David Davidson.

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1.2	Record-Keeping; Reporting

LOGISTICA acknowledges the importance of record-keeping at mine locations and agrees to assist ECPN and provide such detailed information as may be necessary for ECPN to perform all record-keeping and filing duties required of a mine operator in the State of New Mexico, USA or pursuant to any federal requirement. These duties include, but are not limited to (i) recording and maintaining log books with respect to production and equipment operations; and (ii) filing any reports or statements required by applicable permits, regulations or otherwise. LOGISTICA shall retain copies of all such records, filings and related documentation if requested by ECPN, the ownership of which is retained by ECPN. In addition, LOGISTICA shall supply all trucking weight receipts on a weekly basis to ECPN.

1.3	Project Management; Sub-Contractors

(a)          LOGISTICA agrees to act as ECPN’s turn-key contractor for all ECPN iron ore processing and delivery operations at the Mine. As ECPN’s General Contractor for the Services, LOGISTICA shall contract with one or more sub-contractors to provide the Services described in this Agreement.

(b)          LOGISTICA shall require that every sub-contractor enter into a written contract with LOGISTICA in which the sub-contractor confirms and agrees to the following:

(i)      All individuals hired by the sub-contractor to provide Services at the Mine shall be employees of the sub-contractor or individuals under written contract with the subcontractor.

(ii)     It is obligated to review employee and contractor identification documents, ensure the documents are genuine and certify individuals are eligible to work in the United States.

(iii)    It shall comply with all employment-related laws including, but not limited to, those laws regarding wages and hours of employment, occupational safety and health and sanitation requirements.

(iv)    It shall comply with all relevant local, state and/or federal mining, environmental, reclamation, and other applicable statutes and regulations.

(v)     Where possible to include in the contract, the subcontractor is in privity of contract with ECPN and that ECPN has the right to enforce the provisions of the subcontract directly against the subcontractor.

(c)          LOGISTICA shall use due diligence to confirm that any subcontractor engaged to carry out any part of this Agreement has in place procedures and measures for the safety of persons and property at and around the Mine in compliance with OSHA requirements and all other applicable federal, state and local statutes, rules, regulations and orders applicable to providing the Services.

(d)          LOGISTICA acknowledges that ECPN is obligated to supply iron ore on a regular basis as required under the Purchase Contract. ECPN retains its rights as property owner to process ore if for any reason LOGISTICA fails to process ore as provided herein.

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(e)          LOGISTICA shall use due diligence to confirm that any subcontractor engaged to carry out any part of this Agreement is competent, is able to carry out its responsibilities, and is financially sound.

2.	LICENSES; PERMITS; COMPLIANCE WITH RELEVANT LAWS

LOGISTICA shall use reasonable due diligence to confirm that its sub-contractors have and keep current all licenses, permits, qualifications, and approvals of whatsoever nature which are legally required for such sub-contractors to provide the Services agreed to herein.

3.	PAYMENT

(a)          ECPN agrees to pay LOGISTICA US$[***] per metric ton of iron ore that is processed per the Purchase Contract specifications and purchased by the Buyer (the “Fee”) as payment for the full performance of its obligations hereunder.

(b)          In the event the specifications for the processed iron ore materially change, the parties will negotiate in good faith and determine a reasonable adjustment to the Fee to reflect the new specifications.

(c)          The Fee is payable to LOGISTICA immediately upon the availability of funds in the ECPN account in an amount sufficient to pay the Fee and the logistics and shipping costs of the iron ore to which the Fee relates.

(d)          No taxes will be withheld from Fees paid to LOGISTICA. LOGISTICA is solely responsible for paying all required taxes and agrees to defend, indemnify and hold harmless ECPN from any and all damages, claims and expenses, including attorney’s fees and incurred by ECPN as a result of the failure of LOGISTICA or any of its sub-contractors to withhold or pay required taxes.

(e)          As additional compensation to be paid by ECPN for services rendered in arranging this Iron Ore Processing Agreement with LOGISTICA, ECPN shall issue to Luis Estrada four million (4,000,000) shares of S-8 stock of ECPN. Such stock shall be issued as soon as reasonably possible after execution of this Iron Ore Processing Agreement.

4.	STANDARD OF PERFORMANCE

LOGISTICA and its sub-contractors shall perform all the Services in a workmanlike manner and in conformance with the reasonable commercial standards normally observed by competent contractors providing similar services.

5.	INSURANCE REQUIREMENTS

(a)          LOGISTICA shall cause its sub-contractors to procure, and maintain during the existence of this Agreement, reasonable insurance coverage for the activities which they are undertaking.

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(b)          ECPN shall be included as an Additional Insured under the General Liability and Umbrella/Excess Liability policies. Prior to commencing the Services, any subcontractor now or in the future, shall furnish Certificates of Insurance evidencing such insurance coverage as applicable and listing ECPN as Additional Insured and as the Certificate Holder with copies thereof to be forwarded to ECPN.

6.	INJURIES

LOGISTICA acknowledges its obligation to cause its subcontractors to obtain, appropriate insurance coverage for employees and independent contractors for any injuries sustained while providing Services under this Agreement.

7.	INDEPENDENT CONTRACTOR

In providing the Services as described in this Agreement, LOGISTICA shall retain sole and absolute discretion carrying out its activities and responsibilities as the contractor under this Agreement. All terms of employment of any subcontractor’s workers, including hours, wages, working conditions, discipline, hiring and discharging or any other term of employment or requirements of law shall be determined by the respective subcontractor. This Agreement is not intended to and shall not be interpreted to create any employment, partnership, joint venture or other business association between ECPN and LOGISICA.

8.	INDEMNITY AND DAMAGES

(a)          ECPN is relying upon LOGISTICA to provide the Services which will allow ECPN to perform its Purchase Contract with Glencore. LOGISTICA is relying upon ECPN to provide operating permits, environmental permits, mining permits, land and mineral rights and a Purchase Contract. Therefore in justifiable, detrimental reliance upon the fulfillment of these respective obligations to each other, LOGISTICA and ECPN hereby expressly agree to mutually indemnify, defend and hold each other harmless with respect to any claim, lawsuit or other adverse action by Glencore or a third party which relates to the Services and/or products to be provided by them under this Agreement. Any attorney selected by either party to defend the other must be reasonably satisfactory to the other, in no event shall either party be liable or obligated in any manner for any special, incidental, exemplary or consequential damages of any kind (including, without limitation, lost profits), even if such party has been informed of the possibility of any such damages in advance.

(b)          ECPN expressly acknowledges that LOGISTICA’s performance under this Iron Ore Processing Agreement is dependent upon the diligent, competent and timely performance of numerous independent subcontractors, accordingly, ECPN releases LOGISTICA and holds it harmless of and from any claim for indemnity or damage, of whatever nature, arising from or attributable to the acts, omissions, negligence or failures of any subcontractor or vendor providing services under, or required/contemplated under, this agreement. Logistica agrees, to the extent economically feasible and reasonably available, to require that subcontractors and vendors providing services under this Agreement have in force and effect insurance and/or bonding to cover claims against LOGISTICA and/or ECPN for acts, omissions, negligence or failures attributable to said subcontractors and vendors.

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9.	EFFECTIVE DATE; TERMINATION; SURVIVAL

(a)          This Agreement shall continue indefinitely from the effective date set forth above (the “Effective Date”).

(b)          Either party may terminate this Agreement upon giving written notice to the other party of a breach of its obligations under this Agreement, if a cure of such breach is not completed within sixty (60) days after receipt of written notice.

(c)          Neither party shall bear any liability hereunder should the deliveries under the Purchase Contract not commence. In such event, this Agreement shall be terminated without fault to either party unless the parties agree otherwise in writing.

(d)          ECPN may terminate this Agreement without fault if all or part of the funds secured by LOGISTICA for the purposes of this Agreement are not made available to ECPN. If this provision is invoked, ECPN shall be liable for work already completed by LOGISTICA at contracted rates to the extent it has received payment therefore.

(e)          The provisions of this Agreement that contemplate performance after the execution of this Agreement and the obligations of the Parties not fully performed at the execution of this Agreement shall survive the execution of this Agreement until fully performed or excused.

10.	DISPUTES
10.1	Mediation

The parties agree to negotiate in good faith to resolve any disputes, disagreements, questions, claims, or similar matters in regard to this Agreement or any matter in regard to the relationship between the parties. If such matters cannot be resolved by negotiations between the parties, the parties agree to attempt to mediate any dispute arising between them by engaging an attorney, acceptable to both parties, who specializes in contract mediation. The parties shall bear their own costs and share the cost of the mediator. If mediation does not resolve the dispute, then either party seek relief in a court of competent jurisdiction. No party shall be precluded, however, from seeking injunctive relief to maintain the status quo or prevent irreparable harm.

11.	OTHER PROVISIONS
11.1	Amendment, Waiver and Severability.

No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each party. No provision of this Agreement will be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving party. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

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11.2	Assignment.

This Agreement may not be assigned in whole or in part without the prior written approval of the other party. No rights or remedies are conferred by this Agreement other than to the parties and their respective successors and permitted assigns.

11.3	Notice.

Any notice, communication, request, reply or advice (collectively, “Notice”) provided for or permitted by this Agreement to be made or accepted by any party must be in writing. Unless otherwise set forth in this Agreement. Notice may be given or served by (a) personal delivery or by commercial courier, (b) United States mail, postage pre-paid, to the addresses set forth above, (c) United States mail, postage pre-paid, certified, return receipt requested, to the addresses set forth above, (d) email transmission, evidenced by confirmed receipt or acknowledgement of recipient, or (e) depositing the same into custody of a nationally and/or internationally recognized overnight delivery service. Notice deposited in the United States mail in the manner herein above described shall be effective on the third (3rd) business day after such deposit. Unless otherwise set forth in this Agreement, Notice given in any other manner shall be effective only if and when received by the Party to be notified. The Parties shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address by at least five (5) days’ written Notice to the other Party.

11.4	Survival

The provisions of this Agreement that contemplate performance after the execution of this Agreement and the obligations of the Parties not fully performed at the execution of this Agreement shall survive the execution of this Agreement until fully performed or excused.

11.5	Third Party Beneficiaries.

Except as otherwise expressly provided in this Agreement, the Parties do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third party (express or implied), and no third party shall be entitled to enforce or otherwise shall acquire any right, remedy or benefit by reason of this Agreement.

11.6	Entire Agreement; Counterparts.

This Agreement is the complete, final and exclusive understanding and agreement of the parties, and cancels and supersedes any and all prior negotiations, correspondence and agreements, whether oral or written, between the parties with respect to the subject matter of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures or scanned signatures in PDF format shall, for all purposes, be treated as originals.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ Charles C. Mottley
Charles C. Mottley, CEO and President

LOGISTICA U.S. TERMINALS, LLC

By:	/s/ Evaristo Perez
Evaristo Perez, Vice President

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APPENDIX B

SPECIAL POWER OF ATTORNEY
APPOINTMENT AS SIGNATORY ON ACCOUNT

SPECIAL POWER OF ATTORNEY

I, Charles C. Mottley, in my capacity as President and CEO of El Capitan Precious Metals, Inc., an Arizona corporation (“ECPN”), hereby appoint Evaristo Perez, a resident of Texas, as my attorney-in-fact to act in my capacity, as a co-signatory on the ECPN account referenced below, and to do any and all of the following:

1.	To act as a co-signatory with me with respect to a bank account established in the name of ECPN with the following bank: __________________________
2.	To engage in all banking activities with respect to such account with full corporate authority to (i) sign checks and institute bank wire transfers on behalf of ECPN, and (ii) have access to all account information and receive duplicate copies of all bank statements regarding the ECPN account.
3.	To communicate with bank personnel on behalf of ECPN and receive information with respect to collection and processing of payments due ECPN via Letter of Credit or otherwise.

The rights, powers, and authority of my attorney-in-fact to exercise any and all of the rights and powers herein granted shall commence and be in full force and effect as of the date hereof and shall remain in full force and effect until one year from the date hereof unless specifically extended or rescinded earlier by either party. Such rights hereby granted with respect to the account shall be in the nature of co-signatory and shall not affect the rights of the undersigned.

Dated: February 28, 2014

By:	/s/ Charles C. Mottley
Charles C. Mottley, President and CEO
El Capitan Precious Metals, Inc.

APPENDIX C

EL CAPITAN PRECIOUS METALS, INC.

WIRE TRANSFER INSTRUCTIONS

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APPENDIX D

LOGISTICA U.S. TERMINALS LLC

WIRE TRANSFER INSTRUCTIONS

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